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MORGAN STANLEY & CO.
    Incorporated
1251 Avenue of the Americas
New York, New York 10020




                           MASTER DEALER AGREEMENT





                                                                August 1, 1982




Dear Sirs:

        From time to time we may invite you (and others) to participate on the terms set forth herein as dealer in connection with certain public offerings of securities by one or more underwriters ("Underwriters") that are managed by us. If we invite you to participate in a specific offering (an "Offering") to which this Master Dealer Agreement shall apply, we will give you express notice (a "Pricing Wire") by wire, telex or other written means specifying (i) the securities to be offered and the issuer thereof, (ii) the offering terms, including, if applicable, the public offering price, concession and reallowance with respect to such securities and (iii) the extent to which the general provisions set forth in this Master Dealer Agreement shall apply.

        Each Pricing Wire shall also set forth your allotment for the Offering to which it relates and you hereby agree to accept such allotment on the terms set forth or contemplated herin and in such Pricing Wire without further action on your part. You may decline such allotment only if we receive by wire, telex or other written means a notice from you to that effect before the time specified in such Pricing Wire for such a notice. If we do not receive such a notice by such time, such Pricing Wire shall be binding upon you and shall constitute a reconfirmation of your acceptance of this Master Dealer Agreement.

        Except to the extent that the applicable Pricing Wire provides otherwise, you hereby agree as follows with respect to each Offering to which we invite you to participate as a dealer. For purposes of the following provisions, with respect to any Offering, the term Securities means the securities to be publicly offered; the term preliminary prospectus means any preliminary prospectus relating to the offering of the Securities or any preliminary prospectus supplement together with a propectus relating to the offering of the Securities; the term Prospectus means the prospectus, together with the final prospectus supplement, if any, relating to the offering of the Securities, filed pursuant to Rule 424 under the Securities Act of 1933; and the terms Public Offering Price and Reallowance shall mean, respectively, the public offering price and reallowance, if any, then in effect with respect to the Securities.

                                      I.


        1.1 Securities sold to you for reoffering shall be promptly offered to the public upon the terms set forth in the Prospectus and the Pricing Wire. If a Reallowance is in effect for the Offering, Securities may also be offered for sale at a concession from the Public Offering Price not in excess of the Reallowance to any Underwriter or to any other member of the National Association of Securities Dealers, Inc. (the "NASD") or to any foreign bank or dealer (not eligible for membership in the NASD), who enters into an agreement with us in the form of this Master Dealer Agreement and whom we have invited to participate as a dealer in connection with the Offering.
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        1.2. If the Securities are shares of common stock ("Common Stock") of the issuer thereof (the "Issuer") or securities of the Issuer that may be exchanged for or converted into Common Stock, you agree that you will not, without our approval in advance, at any time prior to the completion by you of distribution of Securities acquired by you pursuant to this Master Dealer Agreement and the applicable Pricing Wire, buy, sell, deal or trade in (i) any Common Stock, (ii) any security of the Issuer convertible into Common Stock or
(iii) any right or option to acquire or sell Common Stock or any security of the Issuer convertible into Common Stock, for your own account or for the account of a customer, except:

                (a) as provided for in this Master Dealer Agreement, the applicable Pricing Wire, the agreement among underwriters, if any, or the underwriting agreement relating to the Securities;

                (b) that you may convert any security of the Issuer convertible into Common Stock owned by you and sell the Common Stock acquired upon such conversion and that you may deliver Common Stock owned by you upon the exercise of any option written by you as permitted by the provisions set forth herein;

                (c) in brokerage transactions on unsolicited orders which have not resulted from activities on your part in connection with the solicitation of purchases and which are executed by you in the ordinary course of your brokerage business; and

                (d) that on or after the date of the initial public offering of the Securities, you may execute covered writing transactions in options to acquire Common Stock, when such transactions are covered by Securities, for the accounts of customers.

An opening uncovered writing transaction in options to acquire Common Stock for your account or for the account of a customer shall be deemed, for purposes of this Section 1.2, to be a sale of Common Stock which is not unsolicited. The term "opening uncovered writing transaction in options to acquire" as used above means a transaction where the seller intends to become a writer of an option to purchase any Common Stock which he does not own. An opening uncovered purchase transaction in options to sell Common Stock for your account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of Common Stock which is not unsolicited. The term "opening uncovered purchase transaction in options to sell" as used above means a transaction where the purchaser intends to become an owner of an option to sell Common Stock which he does not own.

        1.3 If the Securities are not shares of Common Stock or securities of the Issuer that may be exchanged for or converted into Common Stock, you agree that you will not bid for or purchase, or attempt to induce any other person to purchase, and Securities or any other securities of the Issuer designated in the Pricing Wire other than (i) as provided in this Master Dealer Agreement, the agreement among underwriters, if any, or the underwriting agreement relating to the Securities or (ii) as a broker in executing unsolicited orders.

        1.4 You represent that you have not participated, since the date you were invited to participate in the offering of the Securities, in any transaction prohibited by Section 1.2 or 1.3 and that you have at all times complied with the provisions of Rule 10b-6 of the Securities and Exchange Commission applicable to such offering.

        1.5 You agree to advise us from time to time upon request, prior to the termination of this Master Dealer Agreement as it applies to the offering of the Securities, of the amount of Securities remaining unsold which were purchased by you from us or from any other Underwriter or dealer for reoffering and, on our request, you will resell to us any such Securities remaining unsold at the purchase price thereof if, in our opinion, such Securities are needed to make delivery against sales made to others.

        1.6 If prior to the termination of this Master Dealer Agreement as it applies to the offering of the Securities (or prior to such earlier date as we have determined) we purchase or contract to purchase in the open market or otherwise any Securites which were purchased by you from us or from any other

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Underwriter or dealer for reoffering (including any Securities which may have been issued on transfer or in exchange for such Securities), and which Securities were therefore not effectively placed for investment by you, you authorize us either to charge your account with an amount equal to the concession from the Public Offering Price at which you purchased such Securities, which shall be credited against the cost of such Securities, or to require you to repurchase such Securities at a price equal to the total cost of such purchase, including any commissions and transfer taxes on redelivery.

                                     II.

        2.1. If you purchase any Securities from us in connection with your participation as dealer in such Offering, you agree that such purchases will be evidenced by our written confirmation and will be subject to the terms and conditions set forth in the confirmation and in the Prospectus.
        2.2. Securities purchased by you from us in connection with your paraticipation as dealer in such Offering shall be paid for in full at (i) the Public Offering Price, (ii) such price less the applicable concession or (iii) the price set forth or indicated in the Pricing Wire, as we shall advise, at the office of Morgan Stanley & Co. Incorporated, 55 Water Street, New York, New York, at such time and on such day as we may advise you, by certified or official bank check payable in New York Clearing House funds (or other next day funds) to the order of Morgan Stanley & Co. Incorporated against delivery of the Securities. If you are called upon to pay the Public Offering Price for the Securities purchased by you, the applicable concession will be paid to you, less any amounts charged to your account pursuant to Article I above, after termination of this Master Dealer Agreement as it applies to the offering of the Securities. Unless you promptly give us written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, payment for and delivery of Securities purchased by you will be made through such facilities, if you are a member, or, if you are not a member, settlement may be made through your ordinary correspondent who is a member.

                                     III.
        3.1. We will advise you of the date and time of termination of this Master Dealer Agreement as it applies to the offering of the Securities or of any designated provisions hereof. This Master Dealer Agreement shall, in any event, terminate with respect to the offering of the Securities 30 days after the date of the initial public offering of the Securities unless sooner terminated by us.

                                     IV.

        4.1. In purchasing Securities, you will rely only on the Prospectus and on no other statements whatsoever, written or oral.
        4.2. You represent that you are a member in good standing of the NASD or that you are a foreign bank or dealer, not eligible for membership in the NASD, which agrees not to offer or sell any Securities in, or to persons who are nationals or residents of, the United States. In making sales of Securities, if you are such a member, you agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice, or, if you are such a foreign bank or dealer, you agree to comply with such Interpretation and Sections 8, 24 and 36 of such Article as though you were such a member and Section 25 of such Article as it applies to a nonmember broker or dealer in a foreign country.
        4.3. If you are a foreign bank or dealer, you represent that in connection with sales and offers to sell Securities made by you outside the United States (a) you will not offer or sell any Securities in any jurisdiction except in compliance with applicable laws and (b) you will either furnish to each person to whom any such sale or offer is made a copy of the then current preliminary prospectus, if any, or of the Prospectus (as then amended or supplemented), as the case may be, or inform such person that such preliminary prospectus, in any, or Prospectus will be available upon request. Any offering material in addition to the then current preliminary prospectus or the Prospectus furnished by you to any person in connection with any offers or sales referred to in the preceding sentence (i) shall be prepared and so furnished at your sole risk and expense and (ii) shall not contain information relating to the Securities or the Issuer which is inconsistent in any respect with the information contained in the then current

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preliminary prospectus, if any, or in the Prospectus (as then amended or supplemented), as the case may be. It is understood that no action has been taken by us or the Issuer to permit a public offering in any jurisdiction other than the United States where action would be required for such purpose.
        4.4. You will not give any information or make any representations other than those contained in the Prospectus, or act as agent for the Issuer, any Underwriter or us.
        4.5. You agree that we, as manager or co-manager of the offering of the Securities, have full authority to take such action as may seem advisable to us in respect of all matters pertaining to such offering.
        4.6. Neither we, as manager, nor any Underwriter shall be under any liability to you for any act or omission, except for obligations expressly assumed by us in the Master Dealer Agreement.
        4.7. All communications to us relating to the offering of the Securities shall be addressed to the Syndicate Department, Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York 10020. Unless you have otherwise notified us in writing, any notices to you shall be deemed to have been duly given if mailed or telegraphed to you at the address shown below.
                                      V.
        5.1. Neither we, as manager, nor any Underwriter will have any responsibility with respect to the right of any dealer to sell Securities in any jurisdiction, notwithstanding any information we may furnish in that connection.

                                     VI.
        6.1. This Master Dealer Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided that with respect to any Offering for which a Pricing Wire was sent prior to such notice, this Master Dealer Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with Article III hereof.
        6.2. This Master Dealer Agreement and each Pricing Wire shall be governed by an construed in accordance with the laws of the State of New York.
        Please confirm you acceptance of this Master Dealer Agreement by signing and returning to us the enclosed duplicate copy hereof.

                                                Very truly yours,

                                                MORGAN STANLEY & CO.
                                                    INCORPORATED


                                                By /s/???????????????
                                                        Managing Director

Confirmed and accepted
  as of August 1, 1982
 ......................................
             (Name of Dealer

 ......................................

 ......................................
                 (Address)

By ...................................
   Title:

(If person signing is not an officer or partner, please attach instrument of authorization.)

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